Exhibit 10.8

SPLIT-OFF AGREEMENT

This SPLIT-OFF AGREEMENT, dated as of February 12, 2016 (this “Agreement”), is entered into by and among (i) Atrinsic, Inc., a Delaware corporation (the “Seller”), and (ii) Quintel Holdings, Inc. (“Buyer”), a Nevada company.

RECITALS:

WHEREAS, prior to the execution of this Agreement, Seller, Protagenic Therapeutics, Inc., a Delaware corporation (“PrivateCo”), and a newly-formed wholly-owned subsidiary of Seller, Protagenic Acquisition Corp. (“Acquisition Sub”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which Acquisition Sub will merge with and into PrivateCo with PrivateCo remaining as the surviving entity (the “Merger”); and the equity holders of PrivateCo will receive securities of Seller in exchange for their equity interests in PrivateCo;

WHEREAS, the execution and delivery of this Agreement is required by PrivateCo as a condition to its execution of the Merger Agreement, and the consummation of the assignment, assumption, purchase and sale transactions contemplated by this Agreement is also a condition to the completion of the Merger pursuant to the Merger Agreement, and Seller has represented to PrivateCo in the Merger Agreement that the transactions contemplated by this Agreement will be consummated contemporaneously with the closing of the Merger, and PrivateCo relied on such representation in entering into the Merger Agreement;

WHEREAS, Buyer desires to purchase all of the equity securities (the “Interests”) held by Seller in the entities set out in Exhibit A (the “Subsidiaries”) from Seller, on the terms and subject to the conditions specified in this Agreement;

WHEREAS, in exchange for the purchase of the Interests by Buyer, Buyer agrees to assume the Assigned Liabilities (as defined herein);

WHEREAS, Seller currently owns all of the Interests of the Subsidiaries; and

WHEREAS, Seller desires to sell and transfer the Interests to Buyer, on the terms and subject to the conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I. INTEREST PURCHASE AND ASSIGNMENT AND ASSUMPTION OF SELLER’S ASSETS AND LIABILITIES.

Subject to the terms and conditions provided below:

1.1 Purchase and Sale of Interests. For $1.00 and other good and valuable consideration, Seller hereby sells, assigns and transfers to Buyer the Interests and Buyer agrees to purchase the Interests.

1.2 Assignment and Assumption of Liabilities. Seller hereby assigns to Buyer, and Buyer hereby assumes and agrees to pay, honor and discharge all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of Seller related to the Subsidiaries as of the Closing Date immediately prior to the closing of the Merger, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including the common law) or any rule or regulation of any Governmental Entity or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of Seller, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof, but excluding in all cases the obligations of Seller under the Transaction Documents (all of the foregoing being referred to herein as the “Assigned Liabilities”).

The assignment and assumption of Seller’s assets and liabilities provided for in this Article I is referred to as the “Assignment.”

II. CLOSING.

2.1 Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place immediately after the closing of the Merger. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

2.2 Transfer of Interests. The parties agree this Agreement vests Buyer with good and marketable title to such Interests, free and clear of all liens and encumbrances without need for the production or delivery of any further documents.

2.3 Management. Immediately after the Closing, Seller shall hereby be deemed to have resigned from any management position that it may have held with any of the Subsidiaries, if it held any such position.

III. REPRESENTATIONS AND WARRANTIES OF ALL PARTIES. Each party hereto represents and warrants to each other party that:

3.1 Capacity and Enforceability. It has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by it at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of such party, enforceable in accordance with their terms.

3.2 Organization and Good Standing. If an entity, it is duly incorporated or otherwise organized, validly existing, and in good standing under the laws of its state of incorporation or organization.

3.3 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which it is a party or by which it is bound.

IV. BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

4.1 Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring the Interests and the other transactions contemplated hereby and has no need for liquidity in its investment in the Interests. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Subsidiaries, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Interests and the other transactions contemplated hereby. Buyer is acquiring the Interests solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information it has deemed necessary to make an informed decision with respect to the acquisition of the Interests and the other transactions contemplated hereby; (ii) had an opportunity to make such investigation as he has desired pertaining to Subsidiaries and the acquisition of an interest therein and the other transactions contemplated hereby, and to verify the information which is, and has been, made available to him or her; and (iii) had the opportunity to ask questions of Seller concerning Subsidiaries. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Interests. Buyer realizes that the Interests are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Interests is restricted by federal and state securities laws and, accordingly, the Interests must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Interests by him must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the applicable Subsidiary at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the Interests will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE

CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the Interests are being sold to it pursuant to the exemption from registration under the Securities Act and that Seller is relying upon the representations made herein as one of the bases for claiming the exemption.

4.2 Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of the Subsidiaries, or their business or activities. There are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Subsidiaries, or their business or activities.

V. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that Seller is the sole record and beneficial owner of the Interests. At Closing, Seller will have good and marketable title to the Interests, which Interests are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 4.1 above.

VI. OTHER AGREEMENTS.

6.1 Access to Information Post-Closing; Cooperation.

(a) Following the Closing, Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or the Subsidiaries insofar as such access is reasonably required by Seller. Information may be requested under this Section 6.1 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of the Subsidiaries existing at the Closing Date shall be destroyed by Buyer or the Subsidiaries for three years after Closing.

(b) Following the Closing, Seller shall afford to the Subsidiaries and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of the Subsidiaries insofar as such access is reasonably required by Buyer. Information may be requested under this Section 6.1 for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of the Subsidiaries existing at the Closing Date shall be destroyed by Seller for three years after Closing.

(c) At all times following the Closing, Seller, and Buyer shall use their reasonable efforts to make available to the other on written request, the current and former officers, directors, employees and agents of Seller or the Subsidiaries for any of the purposes set forth in Section above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or the Subsidiaries may from time to be involved.

(d) The party to whom any Information or witnesses are provided under this Section shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(f) Seller and Buyer shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

6.2 Filings and Consents. Buyer, at its risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Interests. Buyer shall indemnify the Seller Indemnified Parties (as defined below) against any Losses (as defined in below) incurred by such Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents.

6.3 Agreements Regarding Taxes.

(a) Tax Sharing Agreements. Any tax sharing agreement between Seller and a Subsidiary is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

(b) Returns for Periods Through the Closing Date. Seller will include the income and loss of the Subsidiaries and the Assigned Liabilities (including any deferred income triggered into income by Reg. §1.1502-13 and any excess loss accounts taken into income under Reg. §1.1502-19) on Seller’s consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller agrees to allocate income, gain, loss, deductions and credits between the period up to Closing (the “Pre-Closing Period”) and the period after Closing (the “Post-Closing Period”) based on a closing of the books of MomSpot, and Seller agrees not to make an election under Reg. §1.1502-76(b)(2)(ii) to ratably allocate the year’s items of income, gain, loss, deduction and credit. Seller and Buyer agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer’s purchase of the Interests on Buyer’s tax returns to the extent permitted by Reg. §1.1502-76(b)(1)(ii)(B). The Subsidiaries will furnish tax information to Seller for inclusion in Seller’s consolidated federal income tax return for the period which includes the Closing Date in accordance with the Sellers’ past custom and practice.

(c) Audits. Seller will allow Buyer and its counsel to participate at Buyer’s expense in any audit of Seller’s consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Buyer or any Subsidiary. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyer or any other party acting on behalf of Buyer, provided that Seller will not settle any such audit in a manner which would materially adversely affect Buyer after the Closing Date. In the event that after Closing any tax authority informs Buyer or any of the Subsidiaries of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to Seller, or to the Subsidiaries during the period prior to Closing, Buyer must promptly notify Seller of the same within 15 calendar days of the date of the notice from the tax authority.

(d) Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer shall (i) retain all books and records with respect to tax matters pertinent to the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer agrees to cause the Subsidiaries to allow Seller to take possession of such books and records.

VII. MISCELLANEOUS.

7.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement.

7.2 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)	If to Seller, addressed to:

Atrinsic, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Attn: Robert Ziroyan, President

Facsimile: 508.734.2177

With a copy to (which shall not constitute notice hereunder):

Meister Seelig & Fein LLP

125 Park Avenue, 7th Floor

New York, NY 10017

Attention: Kenneth Goodwin, Esq.

Facsimile: (646) 539-3663

(b)	If to Buyer or the Subsidiaries, addressed to:

Josh Silverman

Quintel Holdings, Inc.

c/o Iroquois Capital Management LLC

205 East 42nd Street, 20 th Floor

New York, New York 10017

(347) 408-0969

or to such other address as any party hereto shall specify pursuant to this Section 8.2 from time to time.

7.3 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

7.4 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.5 Further Acts and Assurances. From and after the Closing, Seller and Buyer agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order to complete the transactions contemplated by this Agreement.

7.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto and by PrivateCo. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of PrivateCo.

7.7 Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

7.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

7.10 Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

7.11 Submission to Jurisdiction; Process Agent; No Jury Trial.

(a) Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b) EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

7.12 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

7.13 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

[Signature page follows this page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Split-Off Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ATRINSIC, INC.

By:	/s/ Edward Gildea
Name:	Edward Gildea
Title:	President

QUINTEL HOLDINGS, INC.
By:
Name:
Title:

EXHIBIT A

Traffix, Inc.

Calling Card Co., Inc.

NL Corporation

Quintel Productions, Inc.

Quintel Financial Information Services, Inc.

Thanksmuch, Inc.

Group Lotto Inc.

Traffix Canada, Inc.

Txnet, Inc.

Imatchup.com, Inc.

HMU Services Inc.

Send Traffic, Inc.

Hot Rocket Acqusitions Corp.

Q121, Inc.

Creative Direct Marketing Inc.

Quintelco, Inc.

Quintel Psychic Zone, Inc.

Quintel Hair Products, Inc.

Multibuyer, Inc.

Quintelcomm, Inc.

Quintel Email Inc.

Traffix Club Marketing Inc.

Traffix Wireless, Inc.

Consumer Access Services, Inc.

World Web Access, Inc.

Prizedistributors.com, Inc.

New Motion Mobile, Inc.

Ringtone Channel Pty LTD

Infiknowledge, Ulc.

EZ Tracks LP